EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post Effective Amendment No. 1 to Registration Statement No. 33-94914 on Form S-8, Registration No. 333-30237 on Form S-8 and Registration No. 333-22535 on Form S-3 of Hirsch International Corp. and Subsidiaries of our report dated May 3, 2001, appearing in this Annual Report on Form 10-K of Hirsch International Corp. and Subsidiaries for the year ended January 31, 2001.

/s/ BDO SEIDMAN LLP
-------------------
BDO Seidman, LLP


Melville, New York
May 9, 2001